Exhibit 99.1

ENTERPRISE FINANCIAL SERVICES CORP AND TRINITY CAPITAL CORPORATION (PARENT COMPANY OF LOS ALAMOS NATIONAL BANK) COMPLETE MERGER

MARCH 8, 2019, ST. LOUIS, MO - Enterprise Financial Services Corp (NASDAQ: EFSC) (“Enterprise,” or “EFSC”), the holding company for Enterprise Bank & Trust (“EB&T”), today announced the completion of its merger with Trinity Capital Corporation (“Trinity”) and the merger of EB&T with Trinity’s wholly owned subsidiary, Los Alamos National Bank (“LANB”). The merger adds approximately $1.2 billion in assets, $700 million in loans and $1.1 billion in deposits to Enterprise and makes New Mexico Enterprise’s second largest market. Following this transformational merger, Enterprise will have approximately $7 billion in total assets.

“We are thrilled with the completion of the merger of our two organizations,” said Jim Lally, President and Chief Executive Officer of Enterprise. “We are excited to continue to build upon the extraordinary past performance of both companies’ commitment to their employees, customers and communities. Our combined organization is poised to deliver strong returns and significant value for our shareholders as we continue to provide the highest level of service across all of our communities into the future.”

The merger further enhances the geographic diversity of Enterprise’s footprint with LANB’s six full-service locations in Los Alamos, Santa Fe, and Albuquerque, New Mexico. The New Mexico locations will continue to operate under LANB’s existing systems until EB&T completes its systems integration, which is expected to be finalized in mid-2019. LANB customers then will have access to the full range of products and services available currently to EB&T customers.

In connection with completion of the merger, two Trinity directors, Tony Scavuzzo of Castle Creek Capital, LLC and James F. Deutsch of Patriot Financial Partners, LP, have joined EFSC’s board of directors. Additionally, James E. Goodwin, Jr., Chairman of the boards of directors of Trinity and LANB, has joined the board of directors of EB&T.

Advisors to Transaction
Wells Fargo Securities, LLC served as financial advisor to EFSC, and Holland & Knight LLP served as legal counsel to EFSC. Keefe, Bruyette & Woods, A Stifel Company served as financial advisor to Trinity, and Hunton Andrew Kurth LLP served as legal counsel to Trinity.

About Enterprise
Enterprise Financial Services Corp (NASDAQ: EFSC), with approximately $7 billion in assets, is a bank holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly owned subsidiary of Enterprise, operates 34 branch offices in Arizona, Kansas, Missouri and New Mexico. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-Looking Statements
In addition to the historical information contained herein, this press release contains "forward-looking statements" within the meaning of, and intended to be covered by, the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements about EFSC’s plans, expectations, and projections of future financial and operating results, as well as statements regarding EFSC’s plans, objectives, expectations or consequences of announced transactions. Words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "could," "continue," and “intend,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, EFSC’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses and grow the acquired operations, credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic conditions, risks associated with rapid increases or decreases in prevailing interest rates, consolidation in the banking industry, competition from banks and other financial institutions, EFSC’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in regulatory requirements, changes in accounting regulation or standards applicable to banks, as well as other risk factors described in the EFSC’s 2018 Annual Report on Form 10-K and other filings made by EFSC with the Securities and Exchange Commission (the “SEC”). Forward-looking statements made in this press release or in any documents speak only as of the date they are made. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, EFSC disclaims any intention or obligation to update any forward-looking statements after the filing of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

For more information contact:
Enterprise Financial Services Corp
Investor Relations:
Keene Turner, Executive Vice President and Chief Financial Officer
(314) 512-7251

Media:
Karen Loiterstein, Senior Vice President, Marketing
(314) 512-7141

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